SUBSIDIARIES OF THE REGISTRANT

Set forth below is certain information with respect to each of the Registrant's subsidiaries:
                                               STATE OF        REGISTRANT'S
SUBSIDIARY                                     DOMICILE         OWNERSHIP
----------                                     ------------    ------------
Anarad, Inc.                                   (California)        100%

CogniSeis Development, Inc.                    (Delaware)          100%
     Photon Systems Ltd.                       (Canada)            100%
Continental Electronics Corporation            (Nevada)            100%
     Continental-Lensa S.A.                    (Chile)              75%
     TELEFUNKEN Sendertechnik GmbH             (Germany)           100%
Enterprise Electronics Corporation             (Alabama)           100%
Lake Investment Company                        (Arizona)           100%
     Concho Valley Country Club, Inc.          (Arizona)           100%
     Livco Water Company                       (Arizona)           100%
Metric Systems Corporation                     (Florida)           100%
Symtronix Corporation                          (Nevada)            100%
Syntron, Inc.                                  (Delaware)          100%
     Syntron Europe Limited                    (Scotland)          100%
     Syntron Asia Pte. Ltd.                    (Singapore)         100%
T-S Holding Corporation                        (Texas)             100%
     (formerly All Woods/Schroeder, Inc.)
Tech-Sym Management Corporation                (Delaware)          100%
Tech-Sym International (FSC), Inc.             (U.S. Virgin        100%
                                                  Islands)
Tecom Industries, Incorporated                 (California)        100%
     Tecom Limited                             (Scotland)          100%
TRAK Microwave Corporation                     (Delaware)          100%
     Daden-Anthony Associates, Inc.            (Nevada)            100%
     TRAK Microwave Limited                    (Scotland)          100%

The Registrant has certain other subsidiaries which are not named above. Such subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.